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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF LATHAM & WATKINS LLP]


October 25, 2004


VNUS Medical Technologies, Inc.
2200 Zanker Road, Suite F
San Jose, California 95131


         Re: Registration Statement on Form S-8 of 6,606,178 shares of Common Stock, par value $0.001 per share, of VNUS Medical Technologies, Inc.

Ladies and Gentlemen:

     In connection with the registration by VNUS Medical Technologies, Inc., a Delaware corporation (the "Company"), of 6,606,178 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares"), issuable pursuant to the VNUS Medical Technologies, Inc. 1995 Stock Plan, as amended, and the VNUS Medical Technologies, Inc. 2000 Equity Incentive Plan, as amended (collectively, the "Plans"), under the Securities Act of 1933, as amended, on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion set forth below.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken, and proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated by the Plans. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. As to facts material to the opinions expressed herein, we have, with your consent, relied upon written statements and representations of officers and other representatives of the Company.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,


                                    /s/ LATHAM & WATKINS LLP